SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2015

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On March 10, 2015, Systemax Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter ended December 31, 2014. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On March 10, 2015 at 5:45 p.m. Eastern Time, the Company will host a conference call to discuss its financial results for the fourth quarter ended December 31, 2014.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On March 10, 2015 the Company announced that its Technology Products business segment would be exiting the retail store business in order to accelerate its focus on its business to business (“B2B”) operations. This exit plan includes the closing of substantially all of its retail stores, closing a distribution center, and implementing a general workforce reduction to align available resources with a B2B focus as well as transitioning retail customers to online consumer sales.  The Company has engaged outside firms to assist with the retail store liquidation, as well as the workforce reduction, and anticipates that all of these actions will be completed by the end of the second quarter of 2015. The Company anticipates that one time exit charges will aggregate between $50 and $55 million (including approximately $4 million of severance expenses, and $39 million in lease exit costs) substantially all of which will require cash expenditures. The Company expects these costs to be paid out beginning in the first quarter of 2015 through the end of 2017.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

Exhibit Number	Description

99.1	Press Release of Systemax Inc., dated March 10, 2015, regarding financial results for the fourth quarter ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

By: /s/ Eric Lerner

Name: Eric Lerner
Title: Senior Vice President

Dated: March 10, 2015

Exhibit Index

99.1	Press Release of Systemax Inc., dated March 10, 2015, regarding financial results for the fourth quarter ended December 31, 2014.